SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 17, 1999
(Date of earliest event reported)

NEW VISUAL ENTERTAINMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Utah (State or Other Jurisdiction of Incorporation)	0-21785 (Commission File Number)	95-45453704 (IRS Employer Identification Number)

827 Brighton Court, San Diego CA 92169
(Address of Principal Offices, including zip code)

(858) 488-9577
(Registrant's telephone number, including area code)

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Item 4. Changes in Registrant's Certifying Accountant

     In November 1999 and effective immediately, New Visual Entertainment, Inc. (the "Company") selected the accounting firm of Tabb, Conigliaro & McGann, P.C. ("TCM") as the independent accountants for the Company for the fiscal years ending October 31, 1997, 1998 and 1999 to replace the accounting firm of BDO Seidman, LLP ("BDO"). The decision to change accountants was approved by the Board of Directors.

     The Company filed its Annual Report on Form 10-K for the fiscal year ended October 31, 1996 upon BDO's completion of their audit of the Company's consolidated financial statements for the year then ended. The Form 10-K was filed on January 27, 1997.

     During the period between the change in accountants and the effectiveness of BDO's replacement (the "Pre-Effective Period"), there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of BDO) would have caused BDO to make reference in connection with their report to the subject matter of the disagreements. The n the consolidated financial statements of the Company for the fiscal year ended October 31, 1996 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles.

     During the Pre-Effective Period, the Company (or anyone on the Company's behalf) did not consult with TCM regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and neither a written report nor oral advice was provided to the Company that TCM concluded was an important factor considered by the Comp

     The Company has requested BDO to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the above statements.

Item 7. Exhibits

    Letter from BDO Seidman, LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 1999	NEW VISUAL ENTERTAINMENT, INC. By: /s/ RAY WILLENBERG, JR. Name: Ray Willenberg, Jr. Title: President

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EXHIBIT INDEX
Exhibit Number	Description

16.	Letter from BDO Seidman, LLP